FINANCIAL STATEMENTS



UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM U-1





CINERGY CORP.

CONSOLIDATED



AS OF SEPTEMBER 30, 1996



(Unaudited)



Pages 1 through 6

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

CINERGY CORP.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
TWELVE MONTHS ENDED SEPTEMBER 30, 1996

                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                (in thousands, except per share amounts)
OPERATING REVENUES
  Electric                                           $2,699,657               $82        $2,699,739
  Gas                                                   451,137                             451,137
                                                      3,150,794                82         3,150,876

OPERATING EXPENSES
  Fuel used in electric production                      710,556                             710,556
  Gas purchased                                         226,328                             226,328
  Purchased and exchanged power                         110,083                             110,083
  Other operation                                       572,376              (167)          572,209
  Maintenance                                           192,055                             192,055
  Depreciation                                          281,011                             281,011
  Amortization of phase-in deferrals                     13,607                              13,607
  Post-in-service deferred operating
    expenses - net                                       (2,997)                             (2,997)
  Income taxes                                          220,718                94           220,812
  Taxes other than income taxes                         259,562                             259,562
                                                      2,583,299               (73)        2,583,226

OPERATING INCOME                                        567,495               155           567,650

OTHER INCOME AND EXPENSES - NET
  Allowance for equity funds used during
    construction                                          2,444                               2,444
  Post-in-service carrying costs                          1,231                               1,231
  Phase-in deferred return                                8,413                               8,413
  Income taxes                                            9,371                               9,371
  Other - net                                            (7,642)               45            (7,597)
                                                         13,817                45            13,862

INCOME BEFORE INTEREST AND OTHER CHARGES                581,312               200           581,512

INTEREST AND OTHER CHARGES
  Interest on long-term debt                            196,935                             196,935
  Other interest                                         22,803                              22,803
  Allowance for borrowed funds used
    during construction                                  (5,976)                             (5,976)
  Preferred dividend requirements of
    subsidiaries                                         26,710                              26,710
                                                        240,472                 -           240,472

NET INCOME                                             $340,840              $200          $341,040
  Costs of reacquisition of preferred
    stock of subsidiary                                 (18,175)                            (18,175)

NET INCOME APPLICABLE TO COMMON STOCK                  $322,665                            $322,865

AVERAGE COMMON SHARES OUTSTANDING                       157,633                             157,633

EARNINGS PER COMMON SHARE

  NET INCOME                                              $2.17                               $2.17
    Costs of reacquisition of preferred
      stock of subsidiary                                 (0.12)                              (0.12)

  NET INCOME APPLICABLE TO COMMON STOCK                   $2.05                               $2.05

DIVIDENDS DECLARED PER COMMON SHARE                       $1.72
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
CINERGY CORP.
PRO FORMA CONSOLIDATED BALANCE SHEET
AT SEPTEMBER 30, 1996

ASSETS
                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                 (in thousands)
UTILITY PLANT - ORIGINAL COST
  In service
    Electric                                         $8,741,872                          $8,741,872
    Gas                                                 699,566                             699,566
    Common                                              185,339                             185,339
                                                      9,626,777                 -         9,626,777
  Accumulated depreciation                            3,537,840                           3,537,840
                                                      6,088,937                 -         6,088,937

  Construction work in progress                         164,553                             164,553
      Total utility plant                             6,253,490                 -         6,253,490

CURRENT ASSETS
  Cash and temporary cash investments                    28,622               200            28,822
  Restricted deposits                                     1,720                               1,720
  Accounts receivable less accumulated
    provision of $12,415,000                            105,568                             105,568
  Materials, supplies and fuel
    - at average cost
      Fuel for use in electric production                81,654                              81,654
      Gas stored for current use                         37,215                              37,215
      Other materials and supplies                       86,584                              86,584
  Property taxes applicable to subsequent year           29,206                              29,206
  Prepayments and other                                  26,299                              26,299
                                                        396,868               200           397,068

OTHER ASSETS
  Regulatory assets
    Amounts due from customers - income taxes           380,519                             380,519
    Post-in-service carrying costs and
      deferred operating expenses                       188,370                             188,370
    Phase-in deferred return and depreciation            96,469                              96,469
    Coal contract buyout costs                          137,686                             137,686
    Deferred demand-side management costs               134,832                             134,832
    Deferred merger costs                                96,339                              96,339
    Unamortized costs of reacquiring debt                71,921                              71,921
    Other                                                95,393                              95,393
  Investment in Avon Energy Holdings                    512,747                             512,747
  Other                                                 233,927                             233,927
                                                      1,948,203                 -         1,948,203

                                                     $8,598,561              $200        $8,598,761
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
CINERGY CORP.
PRO FORMA CONSOLIDATED BALANCE SHEET
AT SEPTEMBER 30, 1996

CAPITALIZATION AND LIABILITIES
                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                (dollars in thousands)
COMMON STOCK EQUITY
  Common stock - $.01 par value;
    Authorized shares - 600,000,000
    Outstanding shares - 157,679,129 Actual              $1,577                               1,577
  Paid-in capital                                     1,592,393                           1,592,393
  Retained earnings                                     993,039               200           993,239
  Cumulative foreign currency translation adjust           (584)                               (584)
    Total common stock equity                         2,586,425               200         2,586,625

CUMULATIVE PREFERRED STOCK OF SUBSIDIARIES
  Not subject to mandatory redemption                   194,235                             194,235

LONG-TERM DEBT                                        2,383,827                           2,383,827
    Total capitalization                              5,164,487               200         5,164,687

CURRENT LIABILITIES
  Long-term debt due within one year                    140,400                             140,400
  Notes payable                                         817,454                             817,454
  Accounts payable                                      262,180                             262,180
  Litigation settlement                                  80,000                              80,000
  Accrued taxes                                         227,728                             227,728
  Accrued interest                                       46,269                              46,269
  Other                                                  60,082                              60,082
                                                      1,634,113                 -         1,634,113

OTHER LIABILITIES
  Deferred income taxes                               1,120,145                           1,120,145
  Unamortized investment tax credits                    177,959                             177,959
  Accrued pension and other postretirement
    benefit costs                                       205,112                             205,112
  Other                                                 296,745                             296,745
                                                      1,799,961                 -         1,799,961

                                                     $8,598,561              $200        $8,598,761
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
CINERGY CORP.
PRO FORMA CONSOLIDATED STATEMENT OF CHANGES IN RETAINED EARNINGS
TWELVE MONTHS ENDED SEPTEMBER 30, 1996

                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                 (in thousands)
BALANCE OCTOBER 1, 1995                                $941,652                            $941,652

  Net income                                            340,840               200           341,040
  Dividends on common stock                            (271,002)                           (271,002)
  Costs of reacquisition of preferred stock
     of subsidiary                                      (18,175)                            (18,175)
  Other                                                    (276)                               (276)


BALANCE SEPTEMBER 30, 1996                             $993,039              $200          $993,239
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
CINERGY CORP.

Pro Forma Consolidated Journal Entries to Give Effect to the
Sale of $1,579,500 worth of appliances and electronics

Entry No. 1

Cash and temporary cash investments                                    $1,579,500
  Revenue - merchandising                                                                $1,579,500

To record the sale of appliances and electronics.

Entry No. 2

Gross receipts tax - other                                                 $4,739
  Cash and temporary cash investments                                                        $4,739

To record Indiana gross receipts tax of .3% on the sale of appliances and electronics.


Entry No. 3

Cost - merchandising                                                   $1,170,000
  Cash and temporary cash investments                                                    $1,170,000

To record the cost of appliances and electronics sold.

Entry No. 4

Cost - merchandising                                                      $82,000
  Cash and temporary cash investments                                                       $82,000

To record out-of-pocket expenses (primarily sales and advertising) asssociated with the sale of appliances and electronics.

Entry No. 5

Revenue - merchandising                                                   $81,900
  Other revenue - electric                                                                  $81,900

To record gross margin allocable to electric utility jurisdiction.

Entry No. 6

Cost - merchandising                                                     $167,000
  Other operation - electric                                                               $167,000

To record labor expenses allocable to the sale of appliances and electronics.

Entry No. 7

Federal income tax - electric                                             $83,113
State income tax - electric                                                11,201
Federal income tax - other                                                 24,770
State income tax - other                                                    3,537
  Cash and temporary cash investments                                                      $122,621

To record income taxes on the sale of appliances and electronics at effective rates of
33.425% for Federal income taxes and 4.5% for Indiana income taxes.
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